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                                                                    Exhibit 11.1

                  CALCULATION OF PRIMARY NET INCOME PER SHARE

                                                    Year                    Year                   Year
                                                   Ended                   Ended                  Ended
                                               June 30, 1995           June 30, 1996          June 30, 1997
                                             -----------------       -----------------     -------------------
Net income                                         $3,554,964              $4,100,928             $  (844,897)
Pro forma income taxes                              1,421,986               1,640,371               1,430,302
                                             -----------------       -----------------     -------------------
Pro forma net income                               $2,132,978              $2,460,557             $(2,275,199)

Weighted average shares
  outstanding during the period                     7,000,000               7,000,000               7,570,234

Shares issuable under
  consulting agreement                                 96,366                  96,366

Shares issuable under
  compensation agreement                              170,708                 170,708

Shares assumed outstanding to support S
Corporation distribution                                   --                      --                 930,407
                                             -----------------       -----------------     -------------------
Weighted average common and common
equivalent shares outstanding during the
period                                              7,267,074               7,267,074               8,500,641
                                             =================       =================     ===================
Pro forma net income per
  share                                                 $0.29                   $0.34                  $(0.27)
                                             =================       =================     ===================